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                                                                       Exhibit 5


                      B A S S,  B E R R Y  &  S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                                  July 3, 1996




ENVOY Corporation
15 Century Boulevard, Suite 600
Nashville, Tennessee  37214

         Re:      Registration Statement on Form S-3
                  Registration No. 333-04433

Ladies and Gentlemen:


         We have acted as counsel to ENVOY Corporation (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on May 24, 1996, as amended on July 8, 1996 by Amendment No. 1 to the Registration Statement ("Registration Statement"), and as may be further amended, covering the 2,630,000 shares of common stock, no par value per share (the "Common Stock"), of the Company to be sold by the Company (2,500,000 shares) and by certain selling shareholders (130,000 shares) to the underwriters represented by Alex Brown & Son Incorporated, Hambrecht & Quist, LLC, J.C. Bradford & Co., L.L.C., and Southcoast Capital Corporation (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters (the "Underwriting Agreement") filed as an exhibit to the Registration Statement.


         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company when issued and delivered in the manner and on the terms of the Underwriting Agreement will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Bass, Berry & Sims, PLC